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                            FRANKLIN RESOURCES, INC.
                       UNITED KINGDOM STOCK OPTION PLAN #1

     1. Purpose of the Plan. The purposes of this United Kingdom Stock Option Plan #1 are to promote the success of the Company's business by attracting and retaining the best available personnel for positions of substantial responsibility with the Company's United Kingdom Subsidiaries and to provide additional incentive to such personnel.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b)  "Common   Stock"   shall  mean  the  Common   Stock,
               U.S.$.10 par value, of the      Company.

          (c) "Company" shall mean Franklin Resources, Inc., a Delaware Corporation.

          (d) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an employee of the Company or a Subsidiary thereof. Such Continuous Status shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

          (f) "Disinterested Person" shall mean a person who, at the time he or she acts with respect to the granting of any Option, is not eligible, and within one year prior thereto has not been eligible, to receive stock, options to purchase stock, or any rights with respect to stock, of the Company or any affiliated company pursuant to this Plan.

          (g) "Employee" shall mean any person, including officers and directors, who is, at the time of the grant of an Option hereunder, an employee of any United Kingdom Subsidiary of the Company, which now exists or is hereafter organized or is acquired by

























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               the  Company.  Thereafter, such Employee may  accept
               employment directly with the Company or a non United Kingdom Subsidiary of the Company and retain his or her status as an Employee hereunder. The payment of a director's fee by the Company or a Subsidiary
               thereof   shall  not  be  sufficient  to  constitute
               "employment"  by  such  United  Kingdom   Subsidiary
               hereunder.

          (h) "Option" shall mean a stock option granted pursuant to the Plan.

          (i) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (j)  "Optionee"  shall  mean  an  Employee  of  a  United
               Kingdom Subsidiary of the Company who initially receives an Option hereunder.

          (k)  "Plan" shall mean this United Kingdom Stock  Option
               Plan #1.

          (l) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (m) "Subsidiary" or "Subsidiaries" as used herein shall mean majority owned Subsidiaries of the Company.

     3.   Stock Subject to the Plan.  Subject to the provisions  of
          Section 11 of the Plan, as of November 1, 1992, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one hundred thirty one thousand (131,000) Shares of the Common Stock or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 11. The Shares may be authorized, but unissued, or reacquired Common Stock.

     4.   Administration of the Plan.

          (a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the


























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               Board.  From time to time the Board may increase the
               size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. No options shall be granted to the Board pursuant to this Plan. As used in the Plan and in any Option, the term "Board" shall refer to either the Committee or the Board if no Committee is then designated.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (ii) to determine the exercise price per share of Options to be granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend each Option; (v) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan, including conforming the Plan with applicable laws and regulations.

          (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility. Options may be granted hereunder only to Employees of United Kingdom Subsidiaries of the Company. Thereafter, such Employee may accept employment directly with the Company or a non United Kingdom Subsidiary of the Company and retain his or her status as an Employee hereunder. Any person who files with the Board, in a form satisfactory to the Board, a written waiver of eligibility to receive Options under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

























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          The  Plan  shall not confer upon any Optionee  any  right
          with respect to continuation of employment by the Company or any Subsidiary thereof, nor shall it interfere in any way with his right or the Company or a Subsidiary's right to terminate his employment at any time.

     6. Term of Plan. The Plan shall become effective as of November 1, 1992. It shall continue in effect until October 31, 1999, unless sooner terminated under Section 14 of the Plan.

     7. Term of Option. Notwithstanding any other provision hereunder, or anything to the contrary contained in any option agreement issued hereunder, the term of each Option and all exercise rights thereunder shall not exceed seven (7) years from the date of grant thereof.

     8.   Option Price and Consideration.

          (a) The per Share Option price for the Shares to be issued pursuant to an Option shall be such price as is determined by the Board.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and shall consist entirely of cash to be paid upon exercise of an Option unless, in the sole discretion of the Board, other methods of payment for issuance of Shares as may be permitted under applicable law are authorized by the Board. The determination of consideration shall be deemed to be such as may be reasonably expected to benefit the Company under applicable law.


     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. An Option granted hereunder shall be exercisable at such time and under such conditions as determined by the Board, including performance criteria with respect to the Company, a Subsidiary thereof and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.


























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               An  Option  shall  be deemed to  be  exercised  when
               written notice of such exercise has been given to the Company in accordance with the terms of the stock option agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance, which in no event will be delayed more than thirty
               (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized
               transfer   agent  of  the  Company)  of  the   stock
               certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate shall have been issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for purchase under the Option, in the amount of the number of Shares as to which the Option is exercised.

          (b) Termination of Continuous Employment Status By Optionee. If an Optionee ceases to serve as an employee of the Company or a Subsidiary thereof , he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to so serve , exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise an Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event such Optionee is unable to continue his employment as provided for hereunder, as a result of his total and permanent disability (as determined by the insurers in accordance with the long term disability


























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               insurance  policy applicable to such  Optionee),  he
               may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of disability, exercise his Option in full even if the right to exercise shall not have otherwise accrued at the date of such disability. If such Optionee does not exercise such Option (which he was entitled to exercise hereunder) within the time specified herein, the Option shall terminate. Notwithstanding any of the foregoing, the actual date of exercise shall in no event be later than the expiration of the term of the Option.

          (d)  Death  of  Optionee.   In the event  of  the  death,
               during the term of the Option, of an Optionee:

               (i) who is at the time of his death an employee of the Company or a Subsidiary thereof and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time determined by the Board, not in excess of twelve (12) months following his death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be, even if the right to exercise shall not have otherwise accrued at the date of death; provided, however, that the actual date of exercise shall in no event be later than the expiration of the term of the Option;

               (ii) within  one  month  after  the  termination  of
                    Continuous Status as an Employee, the Option may be exercised, at any time determined by the Board, not in excess of twelve (12) months following the date of termination of Continuous Status as an Employee, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be, even if the right to exercise had not otherwise accrued at the date of termination, provided that the actual date of exercise shall in no event be later than the expiration of the term of the Option.




























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     10.  Non-transferability of Options.  An  Option  may  not  be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised,
          during  the  lifetime  of  the  Optionee,  only  by   the
          Optionee.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without receipt of consideration by the Company in order to provide comparable rights to Optionees after such adjustment; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

          In the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation, or in the event of the proposed dissolution or liquidation of the Company, or in the event of the proposed sale of substantially all of the assets of the Company, the Board may, if it so determines in the exercise of its sole discretion, either (i) make provision for proportionately adjusting the number or class of Shares covered by an Option, as well as the price to be paid therefor in a manner such as to provide a reasonably comparable interest to an Optionee or (ii) declare that any Option shall terminate as of a date to be fixed by the Board, provided that the Board shall give


























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          each   Optionee   the  right  to  exercise   his   Option
          immediately prior to such sale, dissolution, liquidation, merger or consolidation (which right to exercise shall be conditioned upon the consummation of one of the foregoing events) as to all or any part of the Shares, including Shares, in the Board's discretion, as to which the Option
          would   not  otherwise  be  exercisable.   The  foregoing
          matters may be provided for in a stock option agreement or otherwise by the Board.

     12.  Date  of  Grant.   The  date  of  grant  of  the  Options
          hereunder  shall, for purposes hereof, be as of  November
          1, 1992.

     13. Notice of Sale. If Shares acquired by exercise of an Option granted pursuant to this Plan are sold or disposed of, the holder of the Shares immediately prior to the disposition shall, within five (5) days after such sale or disposition, notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

          (b) Effect of Amendment or Termination. Subject to the provisions of Section 11, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.

          (a) Compliance. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of United States and United Kingdom law, including, without limitation, the Securities Act of 1933, as amended,


























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               the   Exchange   Act,  the  rules  and   regulations
               promulgated thereunder, and the requirements of  any
               stock  exchange upon which  the  Shares   may   then
               be   listed,   and shall be further subject  to  the
               reasonable approval of counsel for the Company with respect to such compliance.

          (b) Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          (c) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the satisfaction of any applicable governmental income, excise or employment tax withholding obligations.

     16. Reservation of Shares. The Company, during the term of this Plan, or during the term of any Option outstanding hereunder after expiration of the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          Inability of the Company, after the exercise of reasonable efforts, to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     17.  Option  Agreement.  Options shall be evidenced by written option agreements in such form as the Board shall approve, which agreements may contain other terms, provisions, and conditions not inconsistent with this Plan.

     18.  Application  of  Funds.   The proceeds  received  by  the
          Company  from  the  sale of Shares  pursuant  to  Options


























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          granted   under  the  Plan  shall  be  used  for  general
          corporate purposes.

     19. Governmental Regulations. The Company's obligation to sell and deliver Shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.

     20. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Employee to whom an Option is granted hereunder shall be delivered personally or addressed to him/her at the address given beneath his/her signature on his/her stock option agreement, or at such other address as such Employee or his/her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. All such notices shall be sent registered or certified mail. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his/her direct mailing address.

     21. No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or its, Subsidiaries, or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in Options authorized hereunder prior to the grant of such Option to such Employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

     22. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity


























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          or  unenforceability shall not be construed as  rendering
          any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     23.  Governing  Laws.   The validity and construction  of  the
          Plan and the instruments evidencing Options shall be governed by the laws of the State of California.